UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

Global Industrial Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	GIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Anesa Chaibi as Chief Executive Officer and a Director of the Company

On February 10, 2025, Global Industrial Company (the “Company”) announced the appointment of Anesa Chaibi as Chief Executive Officer (principal executive officer) of the Company, effective February 17, 2025 (the “Effective Date”). In connection with Ms. Chaibi’s appointment, Richard B. Leeds resigned as the Company’s Interim Chief Executive Officer, effective as of the Effective Date. Mr. Leeds will continue to serve as Executive Chairman of the Company’s Board of Directors (the “Board”).

In accordance with the terms of her Employment Agreement (as defined below), Ms. Chaibi was also appointed to serve as a member of the Board as of the Effective Date, for a term expiring at the Company’s 2025 annual meeting of stockholders and until her successor is elected and qualified or until her earlier resignation or removal. Ms. Chaibi was not appointed to any committees of the Board, and will not receive any additional compensation for her service on the Board.

Ms. Chaibi, 58, most recently served as Operating Partner and Chief Transformation Officer at Coalesce Capital Management, a private equity ﬁrm focused on investments in the services sector, from April 2023 until February 2025, and currently serves on the board of directors of Advanced Drainage Systems, Inc. (NYSE: WMS), a position she has held since July 2020, and Regal Rexnord Corporation (NYSE: RRX), a position she has held since November 2014. Prior to her role at Coalesce Capital Management, Ms. Chaibi served as Chief Executive Officer and board member of CoolSys, Inc., a refrigeration, HVAC and sustainable energy solutions provider, from October 2021 until February 2023. She also served as Industry Advisor to the Industrial and Business Services Group of Warburg Pincus from November 2019 until October 2021, and served on the board of directors of Warburg Pincus Capital Corporation 1-A (NYSE: WPCA) from March 2021 until March 2023. Prior to joining Warburg Pincus, Ms. Chaibi served in a variety of senior management roles in the industrial sector, including President and CEO of HD Supply Facilities Maintenance for over a decade. Ms. Chaibi holds a B.S. in Chemical Engineering from West Virginia University and an M.B.A. from the Fuqua School of Business at Duke University. The Company believes that Ms. Chaibi’s operating and executive leadership experience in the industrial B2B space, qualify her to serve as a director of the Company.

No family relationships exist between Ms. Chaibi and any of the Company’s directors or other executive officers. There are no other arrangements between Ms. Chaibi and any other person pursuant to which Ms. Chaibi was selected as an officer and director of the Company, nor are there any transactions to which the Company is or was a participant and in which Ms. Chaibi has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Executive Officer, Ms. Chaibi entered into an employment agreement with the Company (the “Employment Agreement”) on February 7, 2025, effective as of the Effective Date.

The Employment Agreement provides as follows:

•Ms. Chaibi’s annual base salary as of the commencement of her employment will be $1,000,000, and is subject to adjustment under certain circumstances.

•Ms. Chaibi will be eligible to earn an annual cash performance bonus in an amount determined by the Board (or a committee thereof) in its sole discretion, with a target bonus opportunity equivalent to 100% of her base salary, up to a maximum bonus opportunity of up to 160% of her base salary, based on and subject to the achievement of one or more performance goals established by the Board (or a committee thereof).

•Ms. Chaibi will be entitled to a one-time special cash relocation bonus of $500,000, subject to certain repayment obligations.

•Ms. Chaibi will be entitled to receive an annual grant of equity (the “Annual Equity Grant”) in accordance with the Company’s 2020 Long Term Incentive Plan (or any successor, the “Equity Plan”) in a target amount no less than 125% of her base salary, which for 2025 consists of:

(i)a grant of options equivalent to 25% of Ms. Chaibi’s base salary, which shall vest ratably over four years from the date of grant;

(ii)a grant of time-based restricted stock units (“RSUs”) equivalent to 50% of Ms. Chaibi’s base salary, which shall vest ratably over four years from the date of grant; and

(iii)a grant of performance-based RSUs equivalent to 50% of Ms. Chaibi’s base salary, which shall be subject to three-year cliff vesting from the date of grant.

Ms. Chaibi will also receive a sign-on equity grant (the “Sign-On Equity Grant”) of RSUs under the Equity Plan in an amount equivalent to $500,000, which will vest ratably over four years from the date of grant. The Employment Agreement also provides that in the event of Ms. Chaibi’s termination by the Company without Cause or her resignation for Good Reason (each as defined in the Employment Agreement), the next immediate tranche of RSUs subject to the Sign-On Equity Grant shall vest.

•Ms. Chaibi will be eligible to participate in the benefit plans generally available to other senior executives of the Company and will receive an automobile and telephone allowance.

•If Ms. Chaibi is terminated by the Company without Cause or she resigns for Good Reason, then, subject to her timely execution of a separation and general release agreement, Ms. Chaibi will also be entitled to receive the following:

◦if such termination or resignation occurs prior to the Relocation Date (as defined in the Employment Agreement), severance payments which in total equal one times her then-current base salary, paid over a period of up to 12 months following termination, in substantially equal installments;

◦if such termination or resignation occurs on or after the Relocation Date, (i) severance payments which in total equal two times her then-current base salary, paid over a period of up to 24 months following termination, in substantially equal installments, and (ii) if Ms. Chaibi has worked continuously for the Company for a period of six months or more in the calendar year of such termination or resignation, an additional payment equal to a pro-rated amount of the target annual bonus for the year in which such termination or voluntary resignation occurs, provided that the Company must achieve 100% or better of the Company performance metrics by reference to which Ms. Chaibi’s annual bonus is determined for such year;

◦an amount equal to any earned but unpaid annual bonus relating to the full year immediately prior to the year in which such termination or resignation occurred; and

◦an amount equal to the cost of Ms. Chaibi’s COBRA premium as of the date of such termination or resignation until the earlier of the expiration of the applicable COBRA period or the date she is eligible for another employer-sponsored medical or dental plan.

The stock option agreements and time-based RSU grant agreements in connection with the Annual Equity Grant and Sign-On Equity Grant shall provide that if Ms. Chaibi’s employment with the Company is terminated by the Company without Cause or by Ms. Chaibi for Good Reason within 12 months following a Change in Control (as defined in the Employment Agreement), all of Ms. Chaibi’s outstanding unvested options and unvested time-based RSUs shall immediately vest and all of her outstanding vested options shall remain exercisable in accordance with their terms.

The Employment Agreement includes restrictive covenants, including covenants related to not competing with the Company, not soliciting employees or customers, and confidentiality.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

In connection with Ms. Chaibi’s appointment as Chief Executive Officer, the Company and Ms. Chaibi will enter into the Company’s standard form of indemnification agreement.

Item 7.01.	Regulation FD Disclosure.
On February 10, 2025, the Company issued a press release announcing Ms. Chaibi’s appointment as Chief Executive Officer and member of the Board. The press release is attached hereto as Exhibit 99.1.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release of Global Industrial Company, dated February 10, 2025.
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIAL COMPANY

Date: February 10, 2025

	By:	/s/ Thomas Clark
Name: Thomas Clark
Title: Senior Vice President and Chief Financial Officer